SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 13, 2018
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000 – 26099	94-3327828
(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices) (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) The Board of Directors of Farmers & Merchants Bancorp elected Terrence A. Young as a Director. Mr. Young will stand for re-election at the Company’s 2018 Stockholders Meeting in May.

Mr. Young is a 45-year veteran of the banking industry, having served in a variety of operations, audit and human resources capacities. Most recently, Mr. Young served as the Senior Vice President and Human Resources Manager for Farmers & Merchants Bank until his retirement in 2016.  He holds an undergraduate degree in management from Sacramento State University and both an MBA and a Masters in Human Resources from Golden Gate University.  Mr. Young resides in Sacramento, California.

The Company uses Rule 4200(a) (15) of the NASDAQ’s current listing standards to determine whether a Director is independent. Pursuant to those rules, Mr. Young is not considered to be “independent.”  Mr. Young will serve on the Budget & Finance and CRA Committees.

Mr. Young was not selected pursuant to any arrangements or understandings other than with the Directors of the Company acting within their capacity as such. There are no family relationships among Mr. Young and executive officers of the Company, and Mr. Young does not serve as a Director of any company which has a class of securities registered under, or subject to periodic reporting requirements of, the Securities Exchange Act of 1934, as amended, or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

	By	/s/ Stephen W. Haley
Stephen W. Haley
Executive Vice President & Chief Financial Officer

Date: March 13, 2018